Nicholas-Applegate Fund, Inc.
                      Treasurer's Certificate

     The undersigned, Treasurer of Nicholas-Applegate Fund, Inc., a Maryland corporation (the "Fund"), does hereby certify as follows:

                1.  For the fiscal year ended December 31, 1995, the Fund issued

          36,575,693  shares  of Common Stock (including 901,148  shares  issued upon  reinvestment  of  dividends),  $.01  par  value,  consisting  of

          24,882,579 Class A shares, 11,405,278 Class B shares and 287,836 Class

          C shares.

                2.  In  respect  of  the  issuance  of  such  36,575,693  shares

          (including  901,148  shares  issued upon reinvestment  of  dividends),

          consisting of 24,882,579 Class A shares, 11,405,278 Class B shares and

          287,836  Class  C  shares,  the Fund received  cash  consideration  of

          $510,089,065  (including  $12,582,750 received  upon  reinvestment  of dividends) consisting of $351,516,097 for Class A shares, $154,848,036 for Class B shares and $3,724,932 for Class C shares.

                3.  With  respect to each share issued, the Fund received   cash

          consideration not less than the net asset value per share on the  date issued and not less than $.01 per share.

                4.  To the best of my knowledge and belief, the Fund is  in good standing in the State of Maryland.

                5.  At  no  time during the fiscal year were there  issued   and

          outstanding more shares of the Fund's Common Stock than authorized  by the Articles of Incorporation.

               6. All persons who are entitled to receive a stock certificate to evidence  such  shares have received certificates, which  certificates are in proper form and properly executed.

      In  Witness  Whereof, I have hereunto signed my name as Treasurer  of  the

Fund.

Date:  February 27, 1996

(SEAL)

                                   /s/ Grace Torres
                                   Grace Torres

GEF-296.CER